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                                                                  EXHIBIT 21.1

                             LIST OF SUBSIDIARIES

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
                                                        STATE OF
NAME OF SUBSIDIARY                                   INCORPORATION
Consolidated Cigar Corporation                         Delaware
Congar International Corporation                       Delaware
Cuban Cigar Brands, NV                           Netherlands-Antilles
Jamaica Tobacco Manufacturing Company
 (1995) Ltd.                                           Jamaica
Tabacalera de Garcia, Ltd.                             Bermuda
Tabacos San Andres S.A. de C.V.                        Honduras
Triple C Marketing Inc.                                Delaware
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